Exhibit 16.1

October 25, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by GlassBridge Enterprises Inc. under Item 4.01 of its Form 8-K dated October 22, 2018. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of G1assBridge Enterprises Inc. contained therein.

Very truly yours,

/gcp

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